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                                                                       Exhibit 5


                [Letterhead of New Jersey Resources Corporation]



                                                                  July 13, 1998

To Whom it May Concern:

                  As General Counsel of New Jersey Resources Corporation, a New Jersey corporation (the "Company"), I have participated in the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of 750,000 shares of Common Stock relating to the New Jersey Resources Corporation Long-Term Incentive Compensation Plan (the "Plan").

                  I have examined the originals, or copies certified or otherwise identified to my satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in my judgment are necessary or appropriate to enable me to render the opinion set forth below. In rendering such opinion, I have assumed that grants of Common Stock subject to restrictions on transferability pursuant to the Plan will be made only for past services to the Company having an aggregate value not less than the aggregate par value of the Common Stock so granted.

                  Based on the foregoing, I am of the opinion that authorized but not previously issued shares of Common Stock which may be issued under the Plan have been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,

                                                     /s/ Oleta J. Harden

                                                     Oleta J. Harden
                                                     Senior Vice President,
                                                     General Counsel & Secretary